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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                  Contact: Rivian Bell
                                                       (310) 827-2327
                                                       (888) 477-4319 (24 hours)
                                                       jdicomm@ix.netcom.com

                  LAMONTS TO SELL ASSETS IN PURCHASE AGREEMENT
                              WITH GOTTSCHALKS INC.

                     RETAILER TO ACQUIRE ALL LAMONTS STORES

     KIRKLAND, WASH. - April 24, 2000 - Lamonts Apparel, Inc. (OTC:LMNTE), which operates 38 casual lifestyle and apparel stores in five Northwestern states, announced today the signing of an agreement that allows Gottschalks, Inc. (NYSE:GOT), a regional department store chain that operates 42 department stores and 20 specialty apparel stores in the West and Northwest, to acquire Lamonts' stores as an asset purchase, subject to approval by the Bankruptcy Court.

     Under the agreement, Gottschalks will acquire all of Lamonts' store leases, fixtures, and equipment. Gottschalks also intends to offer employment to substantially all of Lamonts' store employees and managers. In anticipation of a new owner, Lamonts' current inventory will be sold; a hearing is scheduled for May 8, 2000 to review the inventory sales, which would commence on or about May 10, 2000. A hearing on the asset purchase agreement is scheduled for May 15, 2000.

     Alan R. Schlesinger, Lamonts chairman of the board, stated that "the sale to Gottschalks represents the best means to fulfill our fiduciary responsibilities and maximize recovery to our creditors. We believe this is an excellent match that will permit a well-established retailer to offer the type of retail apparel and domestic goods upon which Lamonts' customers depend. We are very pleased that Lamonts' communities will continue to be serviced in the manner they have come to expect during our 30 years of operation, and we thank our thousands of loyal customers for their support during this time.

     "We are equally pleased that our dedicated store employees will have the opportunity for continued

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LAMONTS APPAREL, INC. -2-2-2

employment. Our employees have been an important element in the Lamonts team over the years, and I want to take this opportunity to acknowledge publicly their support and dedication."

     Lamonts' 115 corporate employees in Kirkland, Wash. in the greater Seattle area will continue to receive compensation and benefits for at least 60 days, or until June 24, 2000. When the sale is finalized, Lamonts' corporate office staff will be released to pursue other employment opportunities.

     The committee representing Lamonts' unsecured creditors has indicated support for the sale. The company anticipates completion of its reorganization proceedings within the next eight months.

     Founded in 1967, Lamonts Apparel, Inc. operates 38 stores in Alaska, Idaho, Oregon, Utah, and Washington. The company is headquartered in Kirkland, Wash., employs approximately 1,500 people, and has annual sales of approximately $210 million. The company voluntarily filed to reorganize under Chapter 11 on Jan. 4. Additional corporate information is available at the company's web site at www.lamonts.com.

     Founded in 1904, Gottschalks, Inc. is a regional department store chain based in Fresno, Calif. with annual sales including leased departments of approximately $568 million. The original 10,000 square-foot dry goods store has grown to encompass 42 department and 20 specialty apparel stores in California, Nevada, Oregon, and Washington. Stores operate under the names Gottschalks, Harris/Gottschalks, or Village East. The chain offers moderate to better brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise.

     STATEMENTS IN THIS PRESS RELEASE CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," AND WORDS OF SIMILAR IMPORT, AND ANY OTHER STATEMENTS WHICH MAY BE CONSTRUED AS A PREDICTION OF FUTURE PERFORMANCE OR EVENTS, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, (I) NATIONAL AND LOCAL GENERAL ECONOMIC AND MARKET CONDITIONS, (II) DEMOGRAPHIC CHANGES, (III) LIABILITY AND OTHER CLAIMS ASSERTED AGAINST THE COMPANY, (IV) COMPETITION, (V) THE LOSS OF A SIGNIFICANT NUMBER OF CUSTOMERS OR SUPPLIERS, (VI) FLUCTUATIONS IN OPERATING RESULTS, (VII) CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS, (VIII) BUSINESS DISRUPTIONS,
(IX) THE ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL, (X) OWNERSHIP OF THE COMPANY'S COMMON STOCK, (XI) VOLATILITY OF THE COMPANY'S STOCK PRICE, (XII) DELAYS ON THE PART OF THE COMPANY OR SUPPLIERS OR OTHER THIRD PARTIES IN ACHIEVING YEAR 2000 COMPLIANCE, (XIII) THE COMPANY'S ABILITY TO CONCLUDE ITS VOLUNTARY REORGANIZATION PROCEEDINGS, AND (XIV) THE ADDITIONAL RISK FACTORS IDENTIFIED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JAN. 30, 1999 AND THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 (NO. 333-44311) INITIALLY FILED WITH THE SEC ON JAN. 15, 1998 (AND MOST RECENTLY AMENDED ON OCT. 29, 1999), AND THOSE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S OTHER FILINGS WITH THE SEC, PRESS RELEASES AND OTHER COMMUNICATIONS. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULT OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

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